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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-49301 and 333-58038) and the Registration Statements on Form S-8 (Nos. 333-44764, 333-42385, and 333-62030) of Affiliated Computer Services, Inc. of our report dated July 30, 2002 relating to the consolidated financial statements and our report dated July 30, 2002 relating to the financial statement schedule, which appear in this Annual Report on Form 10-K.

PRICEWATERHOUSECOOPERS LLP

Dallas, Texas
September 18, 2002